Exhibit A

NATIONAL FUEL RESOURCES, INC.
INCOME STATEMENT

                                 Three               Twelve
                              Months Ended        Months Ended
                           September 30, 2002  September 30, 2002
                           ------------------  ------------------

                                 Actual              Actual
                           ------------------  ------------------

Operating Revenues         $ 23,868,377            $ 151,257,150
                           ------------            -------------

Operating Expenses:

Purchased Gas                21,101,373              134,427,848
Purchased Electric                3,824                  104,825
Operation                       623,030                3,416,801
Depreciation, Depletion
   & Amortization                40,196                  161,399
Franchise & Other Taxes          54,643                  157,444
                           ------------            -------------
                             21,823,066              138,268,317
                           ------------            -------------

Operating Income              2,045,311               12,988,833
                           ------------            -------------

Interest Income                 301,269                  831,560
Interest Expense                (10,613)                  75,666
                           ------------            -------------

Net Income Before Taxes       2,357,193               13,744,727
                           ------------            -------------

Income Taxes:

Federal                         584,559                4,357,561
State                           (36,332)                 675,482
Deferred                        107,210                   69,873
                           ------------            -------------

                                655,437                5,102,916
                           ------------            -------------

Net Income                  $ 1,701,756              $ 8,641,811
                           ============            =============

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